Schedule 14A

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

     Filed by Registrant                          [X]
     Filed by a Party other than the Registrant   [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       PHILLIPS PETROLEUM COMPANY
            ------------------------------------------------
            (Name of Registrant as Specified In Its Charter)


            ------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check appropriate box):
     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
            6(j)(2).
     [ ]  $500 per each party to the controversy pursuant to Exchange Act
            Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
            1) Title of each class of securities to which transaction
               applies:

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            2) Aggregate number of securities to which transaction applies:

               -------------------------------------------------
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               -------------------------------------------------
            4) Proposed maximum aggregate value of transaction:

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     [ ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1) Amount Previously Paid:

               -----------------------------
            2) Form, Schedule or Registration Statement No.:

               -----------------------------
            3) Filing Party:

               -----------------------------
            4) Date Filed:

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



                        PHILLIPS PETROLEUM COMPANY

                       BARTLESVILLE, OKLAHOMA  74004


W. W. ALLEN              April 19, 1995
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER



To All Phillips Employees:

In the last few days, you've probably received our company's latest annual report in the mail, along with proxy materials for voting at the annual meeting May 8.

At the meeting, stockholders will elect the board of directors and independent auditors, and consider two shareholder proposals that are opposed by the company.

o One of the proposals--which shareholders have rejected on two previous occasions--seeks Phillips' endorsement of the CERES Principles, concerning environmental accountability. Our company's management feels that Phillips has an exemplary environmental record and, in fact, already meets many of the CERES requirements. We therefore continue to recommend an "AGAINST" vote on this issue.

o The other shareholder proposal would restrict the company's ability to issue preferred stock. Management believes that such a capacity--which was approved by shareholders in 1985-- gives the company the flexibility and power to take advantage of business opportunities as they arise. Our recommendation is that shareholders vote in opposition to this proposal as well.

o Your proxy statement has more information about the proposals and the company's position.

While the vote of each and every shareholder is important, this is especially true in the case of our employees. As holders of more than 50 million shares through company-benefit plans, you make up Phillips' largest stockholder group.

If you haven't done so already, I urge you to fill out and return the blue and green Thrift/LTSSP voting direction forms as soon as possible. If you've misplaced your voting forms, please contact
HR Central Administration.

It's important that as many shares as possible be voted and represented at the upcoming annual meeting.

                           Sincerely,

                       /s/ W. W. Allen